                             STOCKHOLDERS AGREEMENT


          THIS AGREEMENT is made as of January 24, 1994 by and between USAI Acquisition Corp., a Delaware corporation (the "Company"), Golder, Thoma, Cressey, Rauner Fund IV Limited Partnership, an Illinois limited partnership (the "Investor"), James A. Harris ("Harris"), Hobart Richey ("Richey") and Michael J. Stone ("Stone"). Harris, Richey and Stone are collectively referred to herein as the "Executives" and individually as an "Executive." The Investor and the Executives are collectively referred to herein as the "Stockholders" and individually as a "Stockholder." Capitalized terms used but not otherwise defined herein are defined in Section 8 hereof.

          The Investor will purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and the Company's Preferred Stock, par value $.01 per share (the "Preferred Stock"), pursuant to an Equity Purchase Agreement dated as of the date hereof (the "Equity Purchase Agreement") between the Investor and the Company.

          In a related transaction to be completed subsequent to the date hereof under an acquisition agreement (the "Acquisition Agreement") among the Company, the Executives and certain other parties thereto, the Executives will exchange certain shares of common stock of Western Rock, Inc. for shares of Common Stock and shares of the Company's Preferred Stock.

          Pursuant to senior management agreements dated as of the date hereof (the "Management Agreements") between the Company and each of Harris and Stone, such Executives will purchase shares of Common Stock.

          Pursuant to a consultant stock agreement dated as of the date hereof (the "Consultant Agreement") between the Company and Richey, Richey will purchase shares of Common Stock.

          The Preferred Stock and the Common Stock are collectively referred to herein as the "Stock." The Common Stock and the Preferred Stock currently held, or hereafter acquired, by each Executive are referred to herein as "Executive Stock." The execution and delivery of this Agreement is a condition to the Investor's purchase of the Stock pursuant to the Equity Purchase Agreement.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   BOARD OF DIRECTORS.

          (a) From and after the Closing (as defined in the Equity Purchase Agreement) and until the provisions of this Section 1 cease to be effective, each Stockholder shall vote all of its, his or her Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within its, his or her control (whether in its, his or her capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

          (i) the authorized number of directors on the Company's board of directors (the "Board") shall be established at seven directors;

         (ii)  the following persons shall be elected to the Board

               (A) two representatives designated by the Investor (the "Investor Directors"), who shall initially be Bruce V. Rauner and David A. Donnini;

               (B) Two members of the Company's management designated by the Executives, determined by a vote of the Executives owning a majority of Stockholder Shares held by all Executives (the "Executive Directors"), who shall initially be Harris and Stone; and

               (C) three representatives chosen jointly by the Investor and Harris (the "Outside Directors"); provided that such representative shall not be a member of the Company's management or an employee or officer of the Company or its subsidiaries; provided further that if the Investor and Harris are unable to agree on the Outside Directors within 30 days after the date hereof and, in the future, within 30 days after the date for electing the Outside Directors, the Investor, in its sole discretion, shall designate the Outside Directors;

         (iii) the removal from the Board (with or without cause) of the Investor Directors, the Executive Directors or the Outside Directors shall be only upon the written request of the person or persons originally entitled to designate such director pursuant to Section 1(a)(ii) above (including removal of the Outside Director at any time by the Investor); provided that if either Harris or Stone ceases to be an employee of the Company and its subsidiaries, such Executive shall be removed as a director promptly after his employment ceases; and

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         (iv)  in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the person or persons originally entitled to designate such director pursuant to Section 1(a)(ii) above.

          (b) The Company shall pay acceptable directors fees and all reasonable out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board and any committee thereof.

          (c) The rights of each Executive under this Section 1 shall terminate at such time as the such Executive is, in the case of Harris and Stone, no longer employed by the Company or its subsidiaries and, in the case of Richey, no longer a consultant to the Company or its subsidiaries.

          (d) The provisions of this Section 1 shall terminate automatically and be of no further force and effect upon the tenth anniversary of the date hereof (unless extended by the parties hereto in accordance with the Delaware General Corporation Law).

          (e) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

          2. CONFLICTING AGREEMENTS. Each Stockholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

          3.   RESTRICTIONS ON TRANSFER OF EXECUTIVE STOCK.

          (a) RETENTION OF EXECUTIVE STOCK. Until the seventh anniversary of the date of this Agreement, no Executive shall sell, transfer, assign, pledge or otherwise dispose of any interest in any shares of Executive Stock, except pursuant to an Exempt Transfers (as defined in Section 3(b) below) other than sales to the public pursuant to Rule 144 promulgated under the Securities Act or any similar rule then in force.

          (b) TRANSFER OF EXECUTIVE STOCK. No Executive shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any shares of Executive Stock (a "Transfer"), except pursuant to (i) the provisions of Section 3 of the Management Agreements or of the Consultant Agreement, a Public Sale or a Sale of the Company

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("Exempt Transfers") or (ii) the provisions of this Section 3; provided that in no event shall any Transfer of Executive Stock pursuant to this Section 3 be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time. Prior to making any Transfer other than an Exempt Transfer, Executive will give written notice (the "Sale Notice") to the Company and the Investor. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the proposed transfer. Executive will not consummate any Transfer until 110 days after the Sale Notice has been given to the Company and to the Investor, unless the parties to the Transfer have been finally determined pursuant to this Section 3 prior to the expiration of such 110-day period. The date of the first to occur of such events is referred to herein as the "Authorization Date."

          (c) FIRST REFUSAL RIGHTS. Subject to Section 3(a) above, the Company may elect to purchase all (but not less than all) of the shares of Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Executive and the Investor within 60 days after the Sale Notice has been given to the Company. If the Company has not elected to purchase all of the Executive Stock to be transferred, the Investor may elect to purchase all (but not less than all) of the Executive Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to Executive within 90 days after the Sale Notice has been given to the Investor. If neither the Company nor the Investor elects to purchase all of the shares of Executive Stock specified in the Sale Notice, Executive may transfer the shares of Executive Stock specified in the Sale Notice, at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any shares of Executive Stock not transferred within such 60-day period will be subject to the provisions of this Section 3(c) upon subsequent transfer. The Company may pay the purchase price for such shares by offsetting amounts outstanding under any bona fide debts owed by Executive to the Company.

          (d) CERTAIN PERMITTED TRANSFERS. The restrictions contained in this Section 3 will not apply with respect to transfers of shares of Executive Stock (a) pursuant to applicable laws of descent and distribution or (b) among Executive's Family Group, provided that such restrictions will continue to be applicable to the Executive Stock after any such transfer and the transferees of such Executive Stock have agreed in writing to be bound by the provisions of this Agreement.

          (e) TERMINATION OF RESTRICTIONS. The restrictions on the Transfer of shares of Executive Stock set forth in this Section 3 will continue with respect to each share of Executive Stock until the date on which such Executive Stock has been transferred in a transaction permitted by this Section 3 (except in a transaction contemplated by Section 3(d)); provided that in any event such restrictions will terminate on the first to occur of a Change of Control, Sale of the Company or a Qualified Public Offering.

        4. LEGEND. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented by this certificate are subject to restrictions of transfer and other agreements set forth in a Stockholders Agreement dated as of January 24, 1994, among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with Section 8 hereof.

          5. PUBLIC OFFERING. In the event that the Board and the Investor approve an initial public offering and sale of Stock (a "Public Offering") pursuant to an effective registration statement under the Securities Act, the holders of Stock shall take all necessary or desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital stock structure shall adversely affect the marketability of the offering, each holder of Stock shall consent to and vote for a recapitalization, reorganization and/or exchange of the Stock into securities that the managing underwriters, the Board and the Investor find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's Certificate of Incorporation as in effect immediately prior to such Public Offering.

          6. SALE OF THE COMPANY.

          (a) If the Board and the holders of a majority of the shares of Common Stock then outstanding approve a Sale of the Company (an "Approved Sale"), each holder of Stock shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as
(i) a merger or consolidation, each holder of Stock shall waive any dissenters' rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of stock, each holder of Stock shall agree to sell all of his Stock and rights to acquire Stock on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. Each holder of Stock shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

          (b) The obligations of the holders of Stock with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of a class of Stock shall receive the same form of consideration and the same amount of consideration per share as any other holders of such class of stock; (ii) if any holders of a class of Stock are given an option as to the form and amount of consideration to be received, each holder of such class of Stock shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Stock shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying
(1) the same amount of consideration per share of a class of Stock received by holders of such class of Stock in connection with the Approved Sale less the exercise price per share of such class of Stock of such rights to acquire such class of Stock by (2) the number of shares of such class of Stock represented by such rights.

          7. ADDITIONAL ISSUANCES OF COMMON STOCK. The Company will authorize and reserve for issuance to additional members of management of the Company and its subsidiaries (as agreed upon by the Stockholders) shares of Common Stock in an amount equal to 3% of the Company's fully diluted Common Stock (as adjusted from time to time for stock splits, stock dividends, recapitalizations and similar events) (the "Additional Shares"). Prior to issuing any such Additional Shares, the Company shall require such additional members of management to be bound by the restrictions provided in this Agreement. In the event that all of the Additional Shares are not issued to such additional members of management within two years after the date hereof the Company shall offer any such remaining Additional Shares to the Executives for purchase on terms substantially the same as set forth in the Management Agreements and the Consultant Agreement, pro rata based on their ownership of Common Stock at such time.

          8.   DEFINITIONS.

          "EXECUTIVE'S FAMILY GROUP" means Executive's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants.

          "EXECUTIVE STOCK" will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and the Investor and except for transferees in a Sale of the Company or Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

          "PUBLIC SALE" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

          "QUALIFIED PUBLIC OFFERING" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock.

          "SALE OF THE COMPANY" means any transaction or series of transactions pursuant to which any person or entity acquires (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "STOCKHOLDER SHARES" means (i) any Stock purchased or otherwise acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to

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Rule 144 (or any similar provision then in force) under the Securities Act.

          9. TRANSFERS; TRANSFERS IN VIOLATION OF AGREEMENT. Prior to transferring any Stockholder Shares to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement. Any transfer or attempted transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          10. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the Investor and the holders of a majority of the shares of stock held by the Executives. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         12. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         13. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

         14. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         15. REMEDIES. The Company, the Investor and the Executives shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any of the Company, the Investor and the Executives may in its or their sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         16. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be personally delivered, mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. Such notices, demands and other communications shall be sent to the Stockholders and the Company at the addresses indicated below:

                    IF TO THE COMPANY:

                    USAI Acquisition Corp.
                    400-3 College Avenue
                    Clemson, SC 29631

                    Attention:  Board of Directors

                    IF TO THE EXECUTIVES:

                    USAI Acquisition Corp.
                    400-3 College Avenue
                    Clemson, SC 29631

                    Attention:  James A. Harris

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

                    IF TO THE INVESTOR:

                    Golder, Thoma, Cressey, Rauner Fund IV
                      Limited Partnership
                    120 South LaSalle Street
                    Chicago, Illinois  60603
                    Attention:  Bruce V. Rauner
                                David A. Donnini

                    WITH A COPY TO:

                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois  60601
                    Attention:  Kevin R. Evanich
                                John A. Schoenfeld

         17. GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

         18. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                        *         *         *         *












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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        USAI ACQUISITION CORP.


                                        By /s/ James A. Harris
                                          ----------------------------

                                        Its
                                           ---------------------------


                                        GOLDER, THOMA, CRESSEY, RAUNER
                                          FUND IV LIMITED PARTNERSHIP

                                        By:  Golder, Thoma, Cressey
                                             Rauner, Inc.

                                        Its:  General Partner

                                        By /s/ Bruce Rauner
                                          ----------------------------

                                        Its
                                           ---------------------------

                                        /s/ James A. Harris
                                        ------------------------------
                                        James A. Harris


                                        /s/ Michael J. Stone
                                        ------------------------------
                                        Michael J. Stone


                                        /s/ Hobart Richey
                                        ------------------------------
                                        Hobart Richey